                                                                   EXHIBIT 10.12


                      MODIFICATION AND EXTENSION TO LEASE
                     BETWEEN HOME FEDERAL SAVINGS AND LOAN
                         ASSOCIATION OF ELGIN, TENANT,
                        AND PACE, HOLTZ & WOOD, LANDLORD
                        --------------------------------


          WHEREAS, Tenant desires to extend the term of the above-captioned Lease for one year with a 90-day termination provision, and;

          WHEREAS, Landlord and Tenant agree to such extension and modification:

          NOW, THEREFORE, the Lease referred to herein above, a true copy of which is attached hereto, is hereby extended and modified as follows:

     1. The Lease is hereby extended for a one-year period beginning October 1, 1995, and ending September 30, 1996.

     2. Tenant shall pay to Landlord during the extended term of the Lease the sum of $2,500.00 in advance on the 1st day of each month until termination.

     3. Tenant may terminate the Lease effective on the 90th day following the date of mailing of written notice by certified mail to one of the undersigned landlords, however, no such termination shall be effective earlier than December 31, 1995.

     4. That the Lease remains in full force and effect, in all other respects, except to the extent modified herein.

     WITNESS the hands and seals of the parties hereto, as of the first day of May, 1995.

TENANT:                                        LANDLORD:


HOME FEDERAL SAVINGS AND LOAN
 ASSOCIATION OF ELGIN                          /s/ James R. Pace
                                               ---------------------------



BY:  /s/ Kenneth Moran                         /s/ David L. Holtz
- ------------------------------                 ---------------------------
    Kenneth L. Moran
    Senior Vice President


                                              /s/ Glenn T. Wood, Jr.
                                              ----------------------------

   THIS AGREEMENT, Made this ________ day of ____________________, 19___, between Pace, Holtz & Wood, landlord(s), and Home Federal Savings & Loan Association of Elgin, tenant(s),

   WITNESSETH, That the said landlord(s) does hereby lease to the said tenant(s), the following described property, situated in the Village of South Elgin, County of Kane, State of Illinois, to be used only as a Loan Office and ATM (money machine), viz: for the term of 5 years beginning on the 1st day of October, 1990, and ending on the 30th day of September, 1995.

   And the tenant agrees to pay as rent for the said premises, the sum of $21,180.00, Twenty-one thousand one-hundred eighty DOLLARS, payable in advance on the 1st day of each month, in payments of $1,765.00 dollars each from October 1, 1990 to September 30, 1991.

     -- The Tenant also agrees to pay rent for said premises the sum of $22,680.00 payable in advance on the 1st day of each month in payments of $1,890.00 from October 1, 1991 to September 30, 1992.

     -- The Tenant also agrees to pay rent for said premises the sum of $24,240.00 payable in advance on the 1st day of each month in payments of $2,020.00 from October 1, 1992 to September 30, 1993.

     -- The Tenant also agrees to pay rent for said premises the sum of $25,920.00 payable in advance on the 1st day of each month in payments of $2,160.00 from October 1, 1993 to September 30, 1994.

     -- The Tenant also agrees to pay rent for said premises the sum of $27,720.00 payable in advance on the 1st day of each month in payments of $2,310.00 from October 1, 1994 to September 30, 1995.

     And the tenant covenants with the landlord, that at the expiration of the term of this lease tenant will yield up the premises to the landlord without further notice in as good condition as when the same were entered upon by the tenant, loss by ordinary wear excepted; and _______________ will pay all assessments that shall be levied upon said premises during said term for Water Tax or Water Charges.

     And the said tenant shall permit the landlord to have free access to the premises hereby leased for the purpose of examining or exhibiting the same, or to make any needful repairs or alterations of such premises, which said landlord may see fit to make; also to allow to have placed upon said premises, at all times, notices of "For Sale" or "To Rent," and will not interfere with the same.

     It is Further Agreed by the said tenant that neither tenant nor tenant's legal representatives will sublet said premises, or any part thereof, or assign this Lease, or make any alterations, amendments or additions to the buildings on said premises, without the written consent of the landlord had thereto, and that neither tenant nor tenant's legal representatives will use said premises for any purpose calculated to injure or deface the same or to injure the reputation or credit of the premises or of the neighborhood.

     It is Further Agreed that the tenant shall keep said premises in a clean and healthy condition, in accordance with the ordinances of the City, and the directions of the Board of Health and Public Works, and all rules, regulations, ordinances, laws or statutes of any governmental body.

     -- Lessor also agrees that no other savings and loan, bank or finance company will be allowed to have an office in said building during this period of time.

     -- It is further agreed that Lessee shall have an option to renew this lease for an additional five years provided the Lessee gives the Lessor written notice of its intention to exercise said option by June 1st, 1995. Rental fee will be negotiated at this time.

     And it is Further Expressly Agreed between the parties, that if default shall be made in the payment of the rent above reserved, or any part thereof, or in any of the covenants or agreements herein contained to be kept by the tenant or tenant's heirs, executors, administrators or assigns, it shall be lawful for landlord or landlord's legal representatives to re-enter into and upon said premises, or any part thereof, either with or without process of law, and re-possess the same, and to distrain for any rent that may be due thereon, at the election of said landlord; and in order to enforce a forfeiture for non-payment of rent, it shall not be necessary to make a demand on the same day the rent shall become due, but a demand and refusal or failure to pay at any time on the same day, or at any time on any subsequent day, shall be sufficient; and after such default shall be made, the tenant, and all persons in possession under tenant shall be deemed guilty of forcible detainer of said premises under the statute.

     In Witness Whereof the parties have hereunto set their hands and seals the day and year first above written.



HOME FEDERAL SAVINGS AND LOAN              PACE, HOLTZ & WOOD          (SEAL)
                                           ------------------

/s/ George L. Perucco                       /s/ James R. Pace          (SEAL)
- ---------------------                       -----------------


                                            /s/ David L. Holtz         (SEAL)
- ----------------------                      ------------------

                                            /s/ Glenn T. Wood, Jr.     (SEAL)
- ----------------------                      ----------------------